EXHIBIT "A"
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                           (Illustration of Suite 101)
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EXHIBIT 10.11


                       MEDSTRONG INTERNATIONAL CORPORATION

                       CODE OF BUSINESS CONDUCT AND ETHICS

Adopted by the board of directors on December 21, 2003

1.       Overview

         This Code of Business Conduct and Ethics ("Code") covers a wide range of business practices and procedures and outlines the broad principles of ethical business conduct adopted by Medstrong International Corporation ("MedStrong" or the "Company"). The collection of policies and guidelines embodied in the Code apply to all of MedStrong's employees, officers, directors and consultants. Since no written policy can set forth the appropriate action for all business situations, this Code describes a general standard of ethical conduct that must permeate all of MedStrong's business dealings and relationships.


If a law conflicts with a policy in this Code, you must comply with the law. If you have any questions about these conflicts, you should ask your supervisor or the Company's General Counsel how to handle the situation.

Those who violate the standards in this Code will be subject to disciplinary action, up to and including termination of employment. IF YOU ARE IN A SITUATION WHICH YOU BELIEVE MAY VIOLATE OR LEAD TO A VIOLATION OF THIS CODE, FOLLOW THE GUIDELINES DESCRIBED IN SECTION 12 OF THIS CODE.

2.       Compliance With Applicable Laws, Rules, and Regulations


Obeying the law, both in letter and in spirit, is the foundation on which this Company's ethical standards are built. As an international United States-based company, MedStrong is subject to laws, rules, and regulations both in the United States-and abroad. All employees, officers, directors and consultants must respect and obey the laws of the cities, states and countries in which the Company operates. Although not all employees are expected to know the details of these laws, it is important to know enough to determine when to seek advice from supervisors, managers or other appropriate personnel, inasmuch as all employees, officers, directors and consultants are expected to comply fully with all laws, rules, and regulations applicable to MedStrong's businesses and with all applicable company policies.

3.       Books and Records

The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions. All employees, officers and directors must ensure that all of the Company's books, records, accounts and


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financial  statements meet the highest  standards of accuracy and  completeness, appropriately reflect the Company's transactions and conform both to applicable legal requirements and to the Company's system of internal controls. Unrecorded or off the books funds or assets should not be maintained unless permitted by applicable law or regulation.

Records should always be retained or destroyed according to the Company's record retention policies. In accordance with those policies, in the event of litigation or governmental investigation please consult the Company's General Counsel. Falsification of any record is prohibited and mistakes should never be covered up. All mistakes should be immediately and fully disclosed and corrected. If you detect or suspect improper record keeping, you should immediately contact the General Counsel.

4.       Public Disclosure and Reporting

 MEDSTRONG REQUIRES FULL, FAIR, ACCURATE, TIMELY, AND UNDERSTANDABLE DISCLOSURE
    IN REPORTS AND DOCUMENTS FILED WITH, OR SUBMITTED TO, THE SECURITIES AND EXCHANGE COMMISSION AND OTHER REGULATORS, AND IN OTHER PUBLIC COMMUNICATIONS
MADE BY THE COMPANY. DEPENDING ON AN INDIVIDUAL'S RESPONSIBILITIES AT MEDSTRONG, SOME EMPLOYEES, OFFICERS AND/OR DIRECTORS MAY BE REQUIRED TO PROVIDE INFORMATION
   TO INSURE THAT THE COMPANY'S PUBLIC RECORDS MEET THIS STANDARD. MEDSTRONG EXPECTS ALL INDIVIDUALS TO TAKE THIS RESPONSIBILITY SERIOUSLY AND TO PROVIDE
    PROMPT AND ACCURATE ANSWERS TO INQUIRIES RELATED TO THE COMPANY'S PUBLIC
                            DISCLOSURE REQUIREMENTS.

5.       Insider Trading

Persons who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of the Company's business. All non-public information about the Company should be considered confidential information. To use non-public information for personal financial benefit or to tip others who might make an investment decision on the basis of this information is not only unethical but also illegal. In order to assist with compliance with laws against insider trading, the Company has adopted a specific policy governing trading in the Company's securities by employees, officers and directors. If you have any questions, please consult the Company's General Counsel.

6.       Discrimination and Harassment

The diversity of the Company's employees is a tremendous asset. MedStrong is firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind. Examples include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances.


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7.       Health and Safety

The Company strives to provide each employee with a safe and healthy work environment. Each employee has responsibility for following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions.

Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The use of illegal drugs in the workplace will not be tolerated.

8.       Conflicts of Interest

It is imperative that all employees, officers and directors base their business decisions and actions in the course of their employment with or service to MedStrong on the best interest of the Company as a whole, and not based on personal relationships or benefits. A conflict of interest exists whenever an individual's private interests interfere or conflict in any way with MedStrong's interests or make it difficult to perform his or her Company work objectively and effectively.

Conflicts of interest are prohibited as a matter of Company policy, except under guidelines approved by the Board of Directors and consented to in writing by the Company's General Counsel.

Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with higher levels of management or the General Counsel. Any employee, officer or director who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor, manager or other appropriate personnel or consult the procedures described in Section 12 of this Code.

Any business opportunities, investments, relationships, or activities that would or could cause a conflict of interest should be avoided. Guidelines for some of the most common conflict of interest situations are listed below.

                       Outside Affiliations and Interests

It is almost always a conflict of interest for a Company employee or director to work simultaneously for a competitor, customer, provider or supplier. Unless specifically approved in writing by the Company, you are not allowed to work for a competitor as an employee, officer, director or consultant, nor may you acquire a significant ownership interest in such an entity. The best policy is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on our behalf.

                                Personal Benefits

 CONFLICTS OF INTEREST MAY ALSO ARISE WHEN AN EMPLOYEE, OFFICER OR DIRECTOR, OR MEMBERS OF HIS OR HER FAMILY, RECEIVES IMPROPER PERSONAL BENEFITS AS A RESULT OF
 HIS OR HER POSITION IN THE COMPANY. LOANS TO, OR GUARANTEES OF OBLIGATIONS OF, EMPLOYEES, OFFICERS AND DIRECTORS AND THEIR FAMILY MEMBERS MAY CREATE CONFLICTS
                                  OF INTEREST.

                              Gifts and Gratuities

It is a conflict of interest to accept or give gifts that may influence business decisions. Whenever possible, gifts should be refused and they should never be accepted where prohibited by law. However, it is usually permissible to accept


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non-cash  gifts of  nominal  value.  You  should  use  their  best  judgment  in determining if a gift is appropriate and should contact the Company's General Counsel if in doubt.

                             Corporate Opportunities

Employees, officers and directors are prohibited from taking for themselves personally opportunities that are discovered through the use of corporate property, information or position without the consent of the Board of Directors. No employee may use corporate property, information, or position for improper personal gain, and no employee may compete with the Company directly or indirectly. Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

9.       Competition and Fair Dealing

  MEDSTRONG SEEKS TO OUTPERFORM ITS COMPETITION FAIRLY AND HONESTLY. STEALING PROPRIETARY INFORMATION, POSSESSING TRADE SECRET INFORMATION THAT WAS OBTAINED
  WITHOUT THE OWNER'S CONSENT OR INDUCING SUCH DISCLOSURES BY PAST OR PRESENT EMPLOYEES OF OTHER COMPANIES IS PROHIBITED. EACH EMPLOYEE SHOULD ENDEAVOR TO
 RESPECT THE RIGHTS OF AND DEAL FAIRLY WITH THE COMPANY'S CUSTOMERS, SUPPLIERS
  AND COMPETITORS. NO EMPLOYEE SHOULD TAKE UNFAIR ADVANTAGE OF ANYONE THROUGH MANIPULATION, CONCEALMENT, ABUSE OF PRIVILEGED INFORMATION, MISREPRESENTATION OF
       MATERIAL FACTS, OR ANY OTHER INTENTIONAL UNFAIR-DEALING PRACTICE.

The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should ever be offered, given, provided or accepted by any Company employee, family member of an employee or agent unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff and (5) does not violate any laws or regulations. Please discuss with your supervisor any gifts or proposed gifts which you are not certain are appropriate.

10.      Protection of Company Assets

         All employees, officers, and directors have a responsibility to protect MedStrong's assets from theft, loss, or misuse and to ensure their efficient use.



Theft, carelessness and waste have a direct impact on the Company's profitability. Any suspected incident of fraud or theft should be immediately reported for investigation. Company equipment should not be used for non-Company business, though incidental personal use may be permitted.

    YOU SHOULD USE ALL AVAILABLE ELECTRONIC, TECHNICAL, PHYSICAL, PROCEDURAL,
          AND LEGAL MEANS TO PROTECT THE COMPANY'S ASSETS AT ALL TIMES.

         Confidential Information

         It is a violation of this Code to disclose confidential information entrusted to employees, officers and directors by the Company or its customers, vendors, or partners, except when disclosure is authorized by the Legal Department or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed.


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         All employees, officers, and directors must take reasonable steps to prevent confidential information from being vulnerable to unauthorized access. The obligation to preserve confidential information continues even after employment ends.



                             Proprietary Information

    THE OBLIGATION OF EMPLOYEES TO PROTECT THE COMPANY'S ASSETS INCLUDES ITS
     PROPRIETARY INFORMATION. PROPRIETARY INFORMATION INCLUDES INTELLECTUAL PROPERTY SUCH AS TRADE SECRETS, PATENTS, TRADEMARKS, AND COPYRIGHTS, AS WELL
     AS BUSINESS, MARKETING AND SERVICE PLANS, SOFTWARE THAT THE COMPANY HAS
      DEVELOPED, DATABASES, RECORDS, SALARY INFORMATION AND ANY UNPUBLISHED FINANCIAL DATA AND REPORTS. UNAUTHORIZED USE OR DISTRIBUTION OF THIS
  INFORMATION WOULD VIOLATE COMPANY POLICY. IT COULD ALSO BE ILLEGAL AND RESULT
                      IN CIVIL OR EVEN CRIMINAL PENALTIES.

11.      Reporting any Illegal or Unethical Behavior


Employees, officers and directors who suspect or know of violations of this Code or unethical business or workplace conduct have a responsibility to contact the Company's General Counsel. In addition, if you believes that you have violated this Code or any applicable law, rule, or regulation, you must report the violation so that the Company can take appropriate action. The fact that you have reported the violation may reduce the adverse consequences for all parties involved. Violations of this Code, including failures to report potential violations by others, will be viewed as a severe disciplinary matter that may result in personal action, including termination of employment.

Any employee may submit a good faith concern regarding questionable accounting or auditing matters without fear of dismissal or retaliation of any kind.

To the extent feasible, all such communications will be kept confidential. It is the Company's policy not to allow retaliation for reports of misconduct by others made in good faith by employees.

Employees are expected to cooperate in internal investigations of misconduct.

12.      Compliance Procedures

We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations it is difficult to know if a violation has occurred. Since the Company cannot anticipate every situation that will arise, it is important to have a way to approach a new question or problem. These are the steps to keep in mind:

         o    Make  sure you have all the  facts.  In order to reach  the  right
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solutions, the Company must be as fully informed as possible.

         o    Ask yourself:  What  specifically  am I being asked to do? Does it
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seem  unethical  or  improper?  This will  enable  you to focus on the  specific
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question you are faced with,  and the  alternatives  you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

         o    Clarify your responsibility and role. In most situations, there is
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shared  responsibility.  Are your colleagues informed? It may help to get others involved and discuss the problem.

         o    Discuss  the  problem  with  your  supervisor.  This is the  basic
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guidance  for  all  situations.  In many  cases,  your  supervisor  will be more knowledgeable about the question, and will appreciate being brought into the decision-making process. Remember that it is your supervisor's responsibility to help solve problems.

         o    Seek help from  Company  resources.  In the rare case where it may
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not be appropriate to discuss an issue with your supervisor, or where you do not feel comfortable approaching your supervisor with your question, discuss it locally with your office manager or the Human Resources manager.

         o    You may report  ethical  violations in confidence and without fear
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of  retaliation.  If your situation  requires that your identity be kept secret,
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your anonymity will be protected. The Company does not permit retaliation of any kind against employees for good faith reports of ethical violations.

         o    Always  ask first,  act later.  If you are unsure of what to do in
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any situation, seek guidance before you act.

13. Waivers of the Code of Business Conduct and Ethics

         Any waiver of this Code for executive officers or directors may be made only by the Board or a Board committee and will be promptly disclosed as required by law or stock exchange regulation.


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                         ADDITIONAL POLICIES APPLICABLE
                                     to the
              CHIEF EXECUTIVE OFFICER AND SENIOR FINANCIAL OFFICERS

The Company's Chief Executive Officer and senior financial officers are subject to the following additional specific policies:

1. The Company's Chief Executive Officer and all senior financial officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company with the Securities and Exchange Commission. Accordingly, it is your responsibility promptly to bring to the attention of the Company's the General Counsel any material information of which you may become aware that affects the disclosures made by the Company in its public filings or otherwise assist the General Counsel in fulfilling his or her responsibilities.

2. The CEO and each senior financial officer shall promptly bring to the attention of the Audit Committee any information you may have concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

3. The CEO and each senior financial officer shall promptly bring to the attention of the General Counsel and the Audit Committee any information you may have concerning any violation of the Code, including any actual or apparent conflicts of interest between personal and professional relationships involving any management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

4. The CEO and each senior financial officer shall promptly bring to the attention of the General Counsel or the Audit Committee any information you may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or of violation of the Code or of these additional procedures.

5. The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the Code or of these additional procedures by the CEO and the Company's senior financial officers. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code, including, without limitation, these additional procedures, and shall include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board) and termination of the individual's employment. In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.